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EXHIBIT 10.8(B)


                         INDEPENDENT DIRECTOR AGREEMENT

         This INDEPENDENT DIRECTOR AGREEMENT ("AGREEMENT") is made and entered into as of this 1st day of July, 2006 ("EFFECTIVE DATE"), by and between American Oriental Bioengineering, Inc., a Nevada corporation whose shares are publicly traded ("COMPANY"), and Xianmin Wang, a citizen of China, with a permanent residence at ____________________________________________
("INDEPENDENT DIRECTOR").

         WHEREAS, the Company desires to engage the Independent Director, and the Independent Director desires to serve, as a non-employee director of the Company, subject to the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt of which is hereby acknowledged, the Company and Independent Director, intending to be legally bound, hereby agree as follows:

         1. DEFINITIONS.

                  (a) "Corporate Status" describes the capacity of the Independent Director with respect to the Company and the services performed by the Independent Director in that capacity.

                  (b) "Entity" shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

                  (c) "Proceeding" shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, including a proceeding initiated by Independent Director pursuant to
Section 12 of this Agreement to enforce Independent Director's rights hereunder.

                  (d) "Expenses" shall mean all reasonable fees, costs and expenses, approved by the Company in advance and reasonably incurred in connection with any Proceeding, including, without limitation, attorneys' fees, disbursements and retainers, fees and disbursements of expert witnesses, private investigators, professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

                  (e) "Liabilities" shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

                  (f) "Parent" shall mean any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities ending with the Company, if each of the corporations or entities, other than the Company, owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.


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                  (g) "Subsidiary" shall mean any corporation or other entity
(other than the Company) in any unbroken chain of corporations or other entities beginning with the Company, if each of the corporations or entities, other than the last corporation or entity in the unbroken chain, owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

         2. SERVICES OF INDEPENDENT DIRECTOR. While this Agreement is in effect, Independent Director shall perform duties as an independent director and/or a member of board committees of the Company, be compensated for such and be reimbursed expenses in accordance with the Schedule A attached to this Agreement, subject to the following.

                  (a) Independent Director will perform services as is consistent with Independent Director's position with the Company, as required and authorized by the By-Laws and Articles of Incorporation of the Company, and in accordance with high professional and ethical standards and all applicable laws and rules and regulations pertaining the Independent Director's performance hereunder, including without limitation, laws, rules and regulations relating to a public company.

                  (b) Independent Director is solely responsible for taxes arising out of any compensation paid by the Company to the Independent Director under this Agreement, and the Independent Director understands that he/she will be issued a U.S. Treasury form 1099 for any compensation paid to him/her by the Company, and understands and agrees that the Company shall comply with any tax or withholding obligations as required by applicable law from time to time in connection with this Agreement.

                  (c) Company may offset any and all monies payable to Independent Director to the extent of any monies owing to the Company from the Independent Director.

                  (d) The rules and regulations of the Company notified to the Independent Director, from time to time, apply to the Independent Director. Such rules and regulations are subject to change by the Company in its sole discretion. Notwithstanding the foregoing, in the event of any conflict or inconsistency between the terms and conditions of this Agreement and rules and regulations of the Company, the terms of this Agreement control.

         3. REQUIREMENTS OF INDEPENDENT DIRECTOR. During the term of Independent Director's services to the Company hereunder, Independent Director shall observe all applicable law and regulations relating to independent director of a public company as promulgated from to time, and shall not: (1) be an employee of the Company or any Parent or Subsidiary; (2) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company other than as a director and/or a member of board committees of the Company; (3) be an affiliated person of the Company or any Parent or Subsidiary with "affiliate" as defined in 17 CFR 240.10A-3(e)(1), other than as a director and/or a member of board committees of the Company; (4) possess an interest in any transaction with the Company or any Parent or Subsidiary, for which disclosure would be required pursuant to 17 CFR 229.404(a), other than as a director and/or a member of board committees of the Company; (5) be engaged in a business relationship with the Company or any Parent or Subsidiary, for which disclosure would be required pursuant to 17 CFR 229.404(b), except that the required beneficial interest therein shall be modified to be 5% hereby.


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         4. REPORT OBLIGATION. While this Agreement is in effect, the
Independent Director shall immediately report to the Company in the event: (1) the Independent Director knows or has reason to know or should have known that any of the requirements specified in Section 3 hereof is not satisfied or is not going to be satisfied; and (2) the Independent Director simultaneously serves on an audit committee of any other public company.

         5. TERM AND TERMINATION. The term of this Agreement and the Independent Director's services hereunder shall be one (1) year from the Effective Date, unless terminated as provided for in this Section 5, This Agreement and the Independent Director's services hereunder shall terminate upon the earlier of the following:

                  (a) Expiration of the Independent Director's term as a director of the Company;

                  (b) Removal of the Independent Director as a director of the Company, upon proper board action in accordance with the By-Laws and Articles of Incorporation of the Company and applicable law;

                  (c) Resignation of the Independent Director as a director of the Company upon written notice to the Board of Directors of the Company; or

                  (d) Termination of this Agreement by the Company, in the event any of the requirements specified in Section 3 hereof is not satisfied, as determined by the Company in its sole discretion.

         6. LIMITATION OF LIABILITY. In no event shall the Independent Director be individually liable to the Company or its shareholders for any damages for breach of fiduciary duty as an independent director of the Company, unless Independent Director's act or failure to act involves intentional misconduct, fraud or a knowing violation of law.

         7. AGREEMENT OF INDEMNITY. The Company agrees to indemnify the Independent Director as follows:

                  (a) Subject to the exceptions contained in Section 8(a) below, if the Independent Director was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the Independent Director's Corporate Status, the Independent Director shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by the Independent Director in connection with such Proceeding (referred to herein as "INDEMNIFIABLE EXPENSES" and "INDEMNIFIABLE LIABILITIES," respectively, and collectively as "INDEMNIFIABLE AMOUNTS").


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                 (b) Subject to the exceptions contained in Section 8(b) below, if the Independent Director was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company, to procure a judgment in its favor by reason of the Independent Director's Corporate Status, the Independent Director shall be indemnified by the Company against all Indemnifiable Expenses.

                  (c) For purposes of this Agreement, the Independent Director shall be deemed to have acted in good faith in conducting the Company's affair as an independent director of the Company and/or a member of the board committees of the Company, if the Independent Director: (i) exercised or used the same degree of diligence, care, and skill as an ordinarily prudent man would have exercised or used under the circumstances in the conduct of his own affairs; or (ii) took, or omitted to take, an action in reliance upon advise of counsels or other professional advisors for the Company, or upon statements made or information furnished by other directors, officers or employees of the Company, or upon a financial statement of the Company provided by a person in charge of its accounts or certified by a public accountant or a firm of public accountants, which the Independent Director had reasonable grounds to believe to be true.

        8. EXCEPTIONS TO INDEMNIFICATION. Director shall be entitled to indemnification under Sections 7(a) and 7(b) above in all circumstances other than the following:

                  (a) If indemnification is requested under Section 7(a) and it has been adjudicated finally by a court or arbitral body of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, (i) the Independent Director failed to act in good faith and in a manner the Independent Director reasonably believed to be in or not opposed to the best interests of the Company, (ii) the Independent Director had reasonable cause to believe that the Independent Director's conduct was unlawful, or (iii) the Independent Director's conduct constituted willful misconduct, fraud or knowing violation of law; then the Independent Director shall not be entitled to payment of Indemnifiable Amounts hereunder.

                  (b) If indemnification is requested under Section 7(b) and

                           (i) it has been adjudicated finally by a court or
arbitral body of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, the Independent Director failed to act in good faith and in a manner the Independent Director reasonably believed to be in or not opposed to the best interests of the Company, including without limitation, the breach of Section 4 hereof by the Independent Director, the Independent Director shall not be entitled to payment of Indemnifiable Expenses hereunder; or

                           (ii) it has been adjudicated finally by a court or
arbitral body of competent jurisdiction that Director is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that the Independent Director received an improper benefit or improperly took advantage of a corporate opportunity, the Independent Director shall not be entitled to payment of Indemnifiable Expenses hereunder with respect to such claim, issue or matter.


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        9. WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that the Independent Director is, by reason of the Independent Director's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, the Independent Director shall be indemnified in connection therewith. If the Independent Director is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Independent Director against those Expenses reasonably incurred by the Independent Director or on the Independent Director's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this section, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

         10. ADVANCES AND INTERIM EXPENSES. The Company may pay to the Independent Director all Indemnifiable Expenses incurred by the Independent Director in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, if the Independent Director furnishes the Company with a written undertaking, to the satisfaction of the Company, to repay the amount of such Indemnifiable Expenses advanced to the Independent Director in the event it is finally determined by a court or arbitral body of competent jurisdiction that the Independent Director is not entitled under this Agreement to indemnification with respect to such Indemnifiable Expenses.

         11. PROCEDURE FOR PAYMENT OF INDEMNIFIABLE AMOUNTS. Independent Director shall submit to the Company a written request specifying the Indemnifiable Amounts, for which the Independent Director seeks payment under
Section 7 hereof and the Proceeding of which has been previously notified to the Company and approved by the Company for indemnification hereunder. At the request of the Company, the Independent Director shall furnish such documentation and information as are reasonably available to the Independent Director and necessary to establish that the Independent Director is entitled to indemnification hereunder. Company shall pay such Indeminfiable Amounts within thirty (30) days of receipt of all required documents.

         12. REMEDIES OF INDEPENDENT DIRECTOR.

                  (a) RIGHT TO PETITION COURT. In the event that Director makes a request for payment of Indemnifiable Amounts under Sections 7, 9-11 above, and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, the Independent Director may petition the appropriate judicial authority to enforce the Company's obligations under this Agreement.

                  (b) BURDEN OF PROOF. In any judicial proceeding brought under
(a) above, the Company shall have the burden of proving that the Independent Director is not entitled to payment of Indemnifiable Amounts hereunder.


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                  (c) EXPENSES. The Company agrees to reimburse the Independent
Director in full for any Expenses incurred by the Independent Director in connection with investigating, preparing for, litigating, defending or settling any action brought by the Independent Director under (a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith.

                  (d) VALIDITY OF AGREEMENT. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under (a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

                  (e) FAILURE TO ACT NOT A DEFENSE. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under
(a) above.

         13. PROCEEDINGS AGAINST COMPANY. Except as otherwise provided in this Agreement, the Independent Director shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by the Independent Director against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Company has consented to the initiation of such Proceeding. This section shall not apply to counterclaims or affirmative defenses asserted by the Independent Director in an action brought against the Independent Director.

         14. INSURANCE. Company may, at its discretion, obtain and maintain a policy or policies of director and officer liability insurance, in an amount not less than $5,000,000, of which the Independent Director will be named as an insured, providing the Independent Director with coverage for Indemnifiable Amounts and/or Indemnifiable Expenses in accordance with said insurance policy or policies ("D&O INSURANCE"); provided that:

                  (a) Independent Director agrees that, while the Company has a valid and effective D&O Insurance, and except as provided in (c) of this section, Sections 7-13 of this Agreement shall not apply, and the Company's indemnification obligation to the Independent Director under this Agreement shall be deemed fulfilled by virtue of purchasing and maintaining such insurance policy or policies, in accordance with the terms and conditions thereof and subject to exclusions stated thereon. Independent Director agrees that the Company shall have no obligation to challenge the decisions made by the insurance carrier(s) ("INSURANCE CARRIER") relating to any claims made under such insurance policy or policies;

                  (b) Independent Director agrees that the Company's indemnification obligation to the Independent Director under (a) of this section shall be deemed discharged and terminated, in the event the Insurance Carrier refused payment for any Proceedings against the Independent Director due to the acts or omissions of the Independent Director;


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                  (c) While the D&O Insurance is valid and effective, the
Company agrees that it shall indemnify the Independent Director for the Indemnifiable Amounts and Indemnifiable Expenses, to the extent that any Proceedings coverable by D&O Insurance but in excess of the policy amount, in accordance with Sections 7-13 of this Agreement; and

                  (d) While the D&O Insurance is valid and effective, this
Section 14 states the entire and exclusive remedy of the Independent Director with respect to the indemnification obligation of the Company to the Independent Director under this Agreement.

         15. SUBROGATION. In the event of any payment of Indemnifiable Amounts under this Agreement or the D&O Insurance, the Company or its Insurance Carrier, as the case may be, shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of the Independent Director against other persons, and the Independent Director shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

         16. AUTHORITY. Each party has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by each party hereto:

         17. SUCCESSORS AND ASSIGNMENT. This Agreement shall (a) be binding upon and inure to the benefit of all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law), and (b) be binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Independent Director. Independent Director has not power to assign this Agreement or any rights and obligations hereunder.

         18. CHANGE IN LAW. To the extent that a change in applicable law (whether by statute or judicial decision) shall mandate broader or narrower indemnification than is provided hereunder, Independent Director shall be subject to such broader or narrower indemnification and this Agreement shall be deemed to be amended to such extent.

         19. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

         20. MODIFICATIONS AND WAIVER. Except as provided in Section 18 hereof with respect to changes in applicable law which broaden or narrow the right of Independent Director to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No delay in exercise or non-exercise by the Company of any right under this Agreement shall operate as a current or future waiver by it as to its same or different rights under this Agreement or otherwise.


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         21. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date en which it is so mailed:

(i) If to Independent Director, to: .

                  (ii) If to the Company, to: 90 Park Avenue, 17th Floor, New York, NY 10016.

or to such other address as may have been furnished in the same manner by any party to the others.

         22. GOVERNING LAW. This Agreement shall be governed by and construed and enforced under the laws of the State of Nevada.

         23. CONSENT TO JURISDICTION. The parties hereby consent to the jurisdiction of the courts having jurisdiction over matters arising in New York County, New York for any proceeding arising out of or relating to this Agreement. The parties agree that in any such proceeding, each party shall waive, if applicable, inconvenience of forum and right to a jury.

         24. AGREEMENT GOVERNS. This Agreement is to be deemed consistent wherever possible with relevant provisions of the By-Laws and Articles of Incorporation of the Company; however, in the event of a conflict between this Agreement and such provisions, the provisions of this Agreement shall control.

         25. INDEPENDENT CONTRACTOR. The parties understand, acknowledge and agree that the Independent Director's relationship with the Company is that of an independent contractor and nothing in this Agreement is intended to or should be construed to create a relationship other than that of independent contractor. Nothing in this Agreement shall be construed as a contract of employment/engagement between the Independent Director and the Company or as a commitment on the part of the Company to retain the Independent Director in any capacity, for any period of time or under any specific terms or conditions, or to continue Independent Director's service to the Company beyond any period.

         26. ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration, before one arbitrator in accordance with the rules of the American Arbitration Association then in effect and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator will be selected, by the parties, from a panel of attorney arbitrators. The parties agree that any arbitration shall be held in New York, New York. The language of the arbitration shall be in English. The arbitrator will have no authority to make any relief, finding or award that does not conform to the terms and conditions of this Agreement. Each party shall bear its own attorneys' or expert fees and any and all other party specific costs. Either party, before or during any arbitration, may apply to a court having jurisdiction for a restraining order or injunction where such relief is necessary to protect its interests. Prior to initiation of arbitration, the aggrieved party will give the other party written notice, in accordance with this Agreement, describing the claim as to which it intends to initiate arbitration.


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         27. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and myself with respect to the subject matter hereof, and supersedes all prior understandings and agreements with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Independent Director Indemnification Agreement as of the day and year first above written.


AGREED                                               AGREED

American Oriental Bioengineering, Inc.               Independent Director



/S/ LILY LI                                            /S/ XIANMIN WANG
---------------------------                           -------------------
Name: Lily Li                                         Name: Xianmin Wang
Title: COO & Acting CFO


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                                   SCHEDULE A
                                   ----------

I. POSITION:

         INDEPENDENT DIRECTOR.
         ---------------------

II. COMPENSATION:

         FEES. For all services rendered by Independent Director pursuant to this Agreement, both during and outside of normal working hours, including but not limited to, attending all required meetings of Board of Independent Directors of the Company or applicable committees thereof, reviewing filing reports and other corporate documents as requested by the Company, providing comments and opinions as to business matters as requested by the Company, the Company agrees to pay to Independent Director as follows: (1) a fee in cash of $30,000 for the six months ending December 31, 2006; and (2) a fee in cash of $30,000 per annum for the year subsequent to 2006. The fees in cash shall be payable to Independent Director monthly in equal installments.

         STOCK. During the term of the Independent Director's service as a director or member of any board committee of the Company and starting from January 1, 2007, Independent Director shall be granted common stock of the Company with an aggregate value of $30,000 per annum, calculated based on the average closing price per share, as reported by the Bloomberg LP, on the national exchange where the common share of the Company is publicly traded, for the five (5) trading days proceeding and including January 1 of such year, vesting in equal installments over 12 months period during which this Agreement is performed by Independent Director, and the stock certificates for such shall be issued by the Company on December 31 of such year. Any such stock grant shall be in accordance with the stock plans as may be adopted by the Company, from time to time. Independent Director's rights in respect to any grant shall be determined solely by the Board of Independent Directors of the Company and are subject to execution by Independent Director of any applicable agreements as established and requested by the Company pursuant to the stock plans.

          EXPENSES. During the term of the Independent Director's service as a director of the Company, the Company shall promptly reimburse the Independent Director for all expenses incurred by him/her in connection with attending the annual and quarterly meeting of the Board of Independent Directors of the Company or applicable committees thereof, as a director or a member of any board committee, which are approved by the Company in advance.

         NO OTHER BENEFITS OR COMPENSATION. Independent Director acknowledges and agrees that he/she is not granted and is not entitled to any other benefits or compensation from the Company for the services provided under this Agreement except expressly provided for in this Schedule A.


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AGREED: American Oriental Bioengineering, Inc.     AGREED: Independent Director



/S/ LILY LI                                         /S/ XIANMIN WANG
---------------------------                        -------------------
Name: Lily Li                                      Name: Xianmin Wang
Title: COO & Acting CFO


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